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                                                                       EXHIBIT 5


                               FAEGRE & BENSON LLP
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                2200 WELLS FARGO CENTER, 90 SOUTH SEVENTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-3901
                             TELEPHONE 612.766.7000
                             FACSIMILE 612.766.1600


                                  May 28, 2004


Board of Directors
Stellent, Inc.
7777 Golden Triangle Drive
Eden Prairie, Minnesota  55344

Gentlemen:

         In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to an offering of 847,857 shares of Common Stock, par value $.01 per share (the "Shares"), of Stellent, Inc., a Minnesota corporation (the "Company"), to be issued by the Company pursuant to the Optika Imaging Systems, Inc. 1994 Stock Option/Stock Issuance Plan and 145,631 Shares to be issued by the Company pursuant to the Optika Inc. 2000 Non-Officer Stock Incentive Plan. We have examined such corporate records and other documents, including the Registration Statement and the plans, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares and that, when issued and sold as contemplated in the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable under the current laws of the State of Minnesota.

         We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       FAEGRE & BENSON LLP


                                       By:  /s/ Kris Sharpe
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                                              Kris Sharpe